THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   PROXY

                         FIRST BANKS AMERICA, INC.

         ANNUAL MEETING OF STOCKHOLDERS--________________ __, 1997

      The undersigned hereby appoints Allen H. Blake and Mark T. Turkcan, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Stockholders of First Banks
America, Inc. to be held in Clayton, Missouri on ____________ __, 1997, at
__:00 __.m. local time and at any adjournments thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

      The proxy when properly executed will be voted as specified herein. If no specification is made with respect to any particular proposal, it is the intention of the proxies to vote FOR each of the following proposals.

===============================================================================

1. To approve and adopt the Agreement and Plan of Merger dated October 3, 1997 between First Banks America, Inc. and First Commercial Bancorp, Inc.

FOR

AGAINST

ABSTAIN

2. To approve the issuance to First Banks, Inc. of 804,000 shares of Common Stock, for a purchase price of $10,000,000.00.

FOR

AGAINST

ABSTAIN

3. To approve the issuance of convertible debentures in the principal amount of $6.5 million to First Banks, Inc. in exchange for debentures of First Commercial Bancorp, Inc.

FOR

AGAINST

ABSTAIN

4. Election of Directors

FOR all nominees

AGAINST all nominees

WITHHOLD all nominees

NOMINEES:  Allen H. Blake, Charles A. Crocco, Jr., James F. Dierberg, Edward
T. Story, Jr., Mark T. Turkcan, Donald W. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below:


------------------------------------------------------------------

5. In their discretion, upon any other matters which may properly come before the meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.




-------------------------------------------------
Signature


-------------------------------------------------
Signature if owned jointly


Date:
      -------------------------------------------

===============================================================================